EXHIBIT 99.1

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

Implied GAAP EPS Guidance	$ 2.16 to $ 2.56
Adjusted EPS Excludes:
Amortization of intangible assets	$ 0.60
Acquisition and integration-related expenses	$ 0.19
Financing charges in interest expense	$ 0.09
Tax effect of the above items*	$ (0.24)
Adjusted EPS Guidance (Non-GAAP)	$ 2.80 to $ 3.20

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.